BERKSHIRE HILLS BANCORP, INC.
                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") is made effective as of June 27, 2000 (the "Effective Time"), by and between Berkshire Hills Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of Delaware, with its principal offices at 24 North Street, Pittsfield, Massachusetts, 01202, and Robert A. Wells ("Executive"). Any reference to the "Bank" herein shall mean Berkshire Bank or any successor to Berkshire Bank.

         WHEREAS, the Holding Company believes that the assurance of Executive's employment by the Holding Company for the term of this Agreement and the benefit of his business experience are of material importance; and

         WHEREAS, Executive desires to serve in the employ of the Holding Company on a full-time basis for the term of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties to this Agreement hereby agree as follows:

1.       POSITIONS AND RESPONSIBILITIES

(a) During the term of this Agreement Executive agrees to serve as Chairman of the Board of the Holding Company. Executive shall render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity. During the term of this Agreement, Executive also agrees to serve, if elected or appointed, as an officer and/or director of any subsidiary of the Holding Company and in such capacity will carry out such duties and responsibilities reasonably appropriate to that office.

(b) During the term of Executive's employment under this Agreement, except for periods of absence occasioned by illness, vacation, and other reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties under this Agreement, including activities and services related to the organization, operation and management of the Holding Company and its subsidiaries, as well as participation in community, professional and civic organizations; provided, however, that, with the approval of the Board of Directors of the Holding Company (the "Board of Directors"), as evidenced by a resolution of the Board of Directors, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the judgment of the Board of Directors, will not present any conflict of interest with the Holding Company or its subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

(c) Notwithstanding anything herein contained to the contrary, either Executive or the Holding


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Company may terminate  Executive's  employment  with the Holding  Company at any time during the term of this Agreement, subject to the terms and conditions of this Agreement.

2.       TERM OF EMPLOYMENT

Executive's employment under this Agreement shall be deemed to have commenced as of the Effective Time and shall continue for a period of thirty-six (36) full calendar months from the Effective Time. Commencing on the date of execution of this Agreement, the term of this Agreement shall extend for one day each day until such time as the Board of Directors or Executive elects not to extend the term of the Agreement by giving written notice to the other party, in which case the term of this Agreement shall become fixed and shall end on the third anniversary of the date of such written notice.

3.       COMPENSATION, BENEFITS AND REIMBURSEMENT

(a) Base Salary. The Holding Company shall pay Executive an annual salary of not less than $250,000 ("Base Salary"). Executive's Base Salary shall be payable in accordance with the normal payroll practices of the Holding Company. Whenever used in this Agreement, Base Salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Holding Company or the Bank. During the term of this Agreement, the Board of Directors or a committee appointed by the Board of Directors shall review Executive's Base Salary at least annually and the Board of Directors or the committee may increase Executive's Base Salary at any time. Any increase in Executive's Base Salary shall become a term of this Agreement and shall be the new "Base Salary" for purposes of this Agreement.

(b) Incentive Compensation. In addition to his Base Salary, Executive shall be entitled to participate in and shall receive payments under any incentive compensation bonus program sponsored by the Holding Company or the Bank. Executive's incentive compensation shall be determined by the Board of Directors or a committee appointed by the Board of Directors at a level appropriate for executive officers.

(c) Supplemental Pension and Life Insurance. The Holding Company or the Bank shall continue to provide to Executive, without cost, the supplemental pension and life insurance arrangements in place at the Effective Time. The supplemental pension and life insurance arrangements shall be governed by the terms of the specific agreements in effect at the Effective Time.

(d) Club Dues. In addition to any other compensation provided for under this Agreement, the Holding Company or the Bank shall pay Executive an amount sufficient, on an after-tax basis, to maintain his membership at the Lenox Club.




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(e) Automobile and Cellular Phone. The Holding Company or the Bank shall provide
Executive with, and Executive shall have the primary use of, an automobile owned or leased by the Holding Company or the Bank and the Holding Company or the Bank shall pay (or reimburse Executive) for all expenses of insurance, registration, operation and maintenance of the automobile. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile, as the Board of Directors may establish from time to time, and the Holding Company or the Bank shall annually include on Executive's Form W-2 any amount attributable to Executive's personal use of such automobile. The Holding Company or the Bank shall also provide Executive with a cellular phone and shall pay (or reimburse Executive) for all reasonable expenses related to the business use of such phone.

(f) Vacation; Holidays; Sick Time. Executive shall be entitled to vacation in accordance with the standard vacation policies of the Holding Company or the Bank for senior executive officers, but in no event less than four (4) weeks vacation during each year of employment. Executive shall take vacation at a time mutually agreed upon by the Holding Company or the Bank and Executive. Executive shall receive his Base Salary and other benefits during periods of vacation. Executive shall also be entitled to paid legal holidays in accordance with the policies of the Holding Company or the Bank. Executive shall also be entitled to sick leave in accordance with the policies of the Holding Company or the Bank for senior executive officers, but in no event less than the number of days of sick leave per year to which Executive was entitled at the Effective Time.

(g) Other Employee Benefits. In addition to any other compensation or benefits provided for under this Agreement, Executive shall be entitled to continue to participate in any employee benefit plans, arrangements and perquisites of the Holding Company or the Bank in which he participates or is eligible to participate at the Effective Time. Executive shall also be entitled to participate in any employee benefits or perquisites the Holding Company or the Bank offers to full-time employees or executive management in the future. The Holding Company or the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder without separately providing for an arrangement that ensures Executive receives or will receive the economic value that Executive would otherwise lose as a result of such adverse effect. Without limiting the generality of the foregoing provisions of this paragraph, Executive shall be entitled to participate in or receive benefits under all plans relating to stock options, restricted stock awards, stock purchases, pension, profit sharing, employee stock ownership, supplemental retirement, group life insurance, medical and other health and welfare coverage that are made available by the Holding Company or the Bank at the Effective Time or at any time in the future during the term of this Agreement, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plans or arrangements will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.



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4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

(a) Upon the occurrence of an Event of Termination (as defined herein below) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination of Executive's full-time employment under this Agreement by the Holding Company for any reason other than a termination governed by Section 7 of this Agreement; or
(ii) Executive's resignation from his employment with the Holding Company upon, any (A) failure to elect or re-elect or to appoint or re-appoint Executive to his positions set forth in Section 1 of this Agreement, unless Executive consents to such event, (B) material change in Executive's functions, duties, or responsibilities with the Holding Company or its subsidiaries, which change would cause Executive's position(s) to become one of lesser responsibility, importance, or scope, unless Executive consents to such event, (C) relocation of Executive's principal place of employment by more than twenty-five (25) miles from its location at the Effective Time, unless Executive consents to such event, (D) material reduction in the benefits and perquisites provided to Executive from those being provided as of the Effective Time of this Agreement, unless Executive consents to such event, (E) liquidation or dissolution of the Holding Company or the Bank, or (F) breach of this Agreement by the Holding Company. Upon the occurrence of any event described in clauses (A), (B), (C),
(D), (E) or (F), above, Executive shall have the right to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six (6) full calendar months after the applicable event giving rise to Executive's right to elect to terminate his employment.

(b) Upon  Executive's  termination  from employment in accordance with paragraph
(a) of this Section 4, on the Date of Termination, as defined in Section 8 of the Agreement, the Holding Company shall be obligated to pay Executive, or, in the event of his death following the Date of Termination, his beneficiary or beneficiaries, or his estate, as the case may be, an amount equal to the sum of:
(i) the Base Salary and incentive compensation that would have been paid to Executive for the remaining term of this Agreement had the Event of Termination not occurred (based on Executive's then current Base Salary and most recently paid or accrued bonus at the time of the Event of Termination); plus (ii) the value, as calculated by a recognized firm customarily performing such valuation, of any stock options which as of the Date of Termination, have been granted to Executive but are not exercisable by Executive and the value of any restricted stock awards which have been granted to Executive, but in which Executive does not have a non-forfeitable or fully- vested interest as of the Date of Termination; plus (iii) the value of all employee benefits that would have been provided to Executive for the remaining term of this Agreement had an Event of Termination not occurred, based on the most recent level of contribution, accrual or other participation by or on behalf of Executive. At the election of Executive, which election is to be made prior to the Date of Termination, such payments shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining unexpired term of the Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.



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



(c) In addition to the payments provided for in paragraph (b) of this Section 4, upon Executive's termination of employment in accordance with the provisions of paragraph (a) of this Section 4, to the extent that the Holding Company or the Bank continues to offer any life, medical, health, disability or dental insurance plan or arrangement in which Executive participates in on the last day of his employment (each being a "Welfare Plan"), Executive and his covered dependents shall continue participating in such Welfare Plans, subject to the same premium contributions on the part of Executive as were required immediately prior to the Event of Termination until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of this Agreement. If the Holding Company or Bank does not offer the Welfare Plans at any time after the Event of Termination, then the Holding Company shall provide Executive with a payment equal to the premiums for such benefits for the period which runs until the earlier of (i) his death (ii) his employment by another employer other than one of which he is the majority owner or (iii) the end of the remaining term of this Agreement.

5.       CHANGE IN CONTROL

(a) For purposes of this Agreement, a "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Bank Change in Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss. 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. ss. 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. ss. 225.11, as in effect on the date hereof except for the Holding Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current


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management of the Holding  Company,  seeking  stockholder  approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

(b) If any of the events described in paragraph (a) of this Section 5, constituting a Change in Control, have occurred or the Board of Directors determines that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f) and (g) of this Section 5 upon his termination of employment at any time during the term of this Agreement on or after the date the Change in Control occurs due to (1) Executive's dismissal or (2) Executive's resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in annual compensation or benefits or relocation of his principal place of employment by more than twenty-five (25) miles from its location immediately prior to the Change in Control, unless such termination is because of his death or Termination for Cause; provided, however, that such payments shall be reduced by any payment made under Section 4 of this Agreement.

(c) Upon the occurrence of a Change in Control followed by Executive's termination of employment, as provided in paragraph (b) of this Section 5, the Holding Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: 1) the payments and benefits due for the remaining term of the Agreement or 2) three (3) times Executive's average annual compensation from the Holding Company, the Bank or their affiliates for the five (5) preceding taxable years or such lesser number of years in the event that Executive shall have actually been employed by the Holding Company or the Bank for less than five (5) years. In determining Executive's average annual compensation, annual compensation shall include Base Salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive of such year. At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the sixty (60) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the sixty (60) months following Executive's termination.

(d) Upon the occurrence of a Change in Control, Executive will be entitled to receive benefits due him under or contributed by the Bank or the Holding Company on his behalf pursuant to any


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retirement,  incentive, profit sharing or other retirement,  bonus, performance, disability or other employee benefit plan maintained by the Holding Company or the Bank on Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under any defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated.

(e) Upon the occurrence of a Change in Control and Executive's termination of employment in connection therewith, the Holding Company will cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Holding Company or the Bank for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's participation in any such plan or program is barred, the Holding Company shall arrange to provide Executive and his dependents with benefits substantially similar to those of which Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or provide their economic equivalent.

(f) The use or provision of any membership, license, automobile use, or other perquisites shall be continued during the remaining term of the Agreement on the same financial terms and obligations as were in place immediately prior to the Change in Control. To the extent that any item referred to in this paragraph will, at the end of the term of this Agreement, no longer be available to Executive, Executive will have the option to purchase all rights then held by the Holding Company or the Bank to such item for a price equal to the then fair market value of the item.

(g) In the event that  Executive  is  receiving  monthly  payments  pursuant  to
Section 5(c) hereof, on an annual basis, thereafter, between the dates of January 1 and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

6.       CHANGE IN CONTROL RELATED PROVISIONS

(a) Notwithstanding the preceding provisions of Section 5 of this Agreement, for any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Code (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Holding Company or its subsidiaries to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Holding Company (or any successor thereto) shall pay to Executive an amount determined under the following formula:




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         An amount equal to:  (E x P) + X

WHERE:

         X    =                                  E x P
                           -----------------------------------------
                           1 - [(FI x (1 - SLI)) + SLI + E + M + PO]

         E    =            the rate  at which the  excise  tax is assessed under
                           Section 4999 of the Code;

         P    =            the amount with  respect to which  such excise tax is
                           assessed, determined  without regard to  this Section
                           6;

        FI   =            the   highest   marginal  rate  of   federal  income,
                           employment, and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year in question (including any effective increase in Executive's tax rate attributable to the disallowance of any deduction);

         SLI  =            the sum of  the highest  marginal rates of income and
                           payroll tax applicable to Executive under  applicable
                           state and local laws for the taxable year in question
                           (including any effective  increase in Executive's tax
                           rate   attributable   to  the   disallowance  of  any
                           deduction);

         M    =            highest marginal rate of Medicare tax; and

         PO   =            adjustment  for phase out of  or loss  of  deduction,
                           personal exemption or other similar items.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement or otherwise and on which an excise tax under Section 4999 of the Code may or will be assessed, the payment determined under this Section 6 shall be made to Executive on the earliest of (i) the date the Holding Company is required to withhold such tax,
(ii) the date the tax is required to be paid by Executive, or (iii) at the time of the Change in Control. It is the intention of the parties that the Holding Company provide Executive with a full tax gross-up under the provisions of this
Section 6, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The payment may be adjusted, as appropriate, if alternative minimum tax rules under the Code are applicable to Executive.

(b) Notwithstanding the foregoing, if it is (i) initially determined by the Holding Company's tax advisors that no excise tax under Section 4999 is due with respect to any payment or benefit described in the first paragraph of Section 6(a) and, thereafter, it is determined in a final judicial determination or a final administrative settlement that the Section 4999 excise tax is due with respect to such payments or benefits or (ii) subsequently determined in a final judicial determination or a


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



final administrative settlement to which Executive is a party that the excise tax under Section 4999 is due or that the excess parachute payment as defined in
Section 4999 of the Code is more than the amount determined as "P", above (such revised determination under (i) or (ii) above being thereafter referred to as the "Determinative Excess Parachute Payment"), then the tax advisors of the Holding Company (or any successor thereto) shall determine the amount (the "Adjustment Amount"), the Holding Company (or its successor) must pay to Executive, in order to put Executive in the same position as Executive would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the tax advisors shall take into account any and all taxes (including any penalties of any nature and interest) paid or payable by Executive in connection with such final judicial determination or final administrative settlement. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive.

(c) The Holding Company (or its successor) shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which Executive incurs as a result of any administrative or judicial review of Executive's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Executive's liability for the Section 4999 excise tax or otherwise relating to the classification for purposes of Section 280G of the Code of any payment or benefit in the nature of compensation made or provided to Executive by the Holding Company or any successor thereto. Executive shall promptly notify the Holding Company in writing whenever Executive receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of Executive's liability under Section 4999). The Holding Company (or its successor) may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract) and Executive shall cooperate fully with the Holding Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Holding Company (or its successor) may have in connection therewith without prior consent to the Holding Company (or its successor). In the event that the Holding Company (or any successor thereto) elects not to assume control over such matters, the Holding Company (or any successor thereto) shall promptly reimburse Executive for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

7.       TERMINATION FOR CAUSE

         The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the members of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination pursuant to
Section 8 hereof through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8.       NOTICE

(a) Any purported termination by the Holding Company or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

(c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 8 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.       POST-TERMINATION OBLIGATIONS

All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Holding Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.      NON-COMPETITION AND NON-DISCLOSURE

(a) Upon any termination of Executive's employment hereunder pursuant to Section 4 hereof, Executive agrees not to compete with the Holding Company or its subsidiaries for a period of one (1) year following such termination in any city, town or county in which Executive's normal business office is located and the Holding Company or any of its subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board of Directors. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Holding Company or its subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Holding Company or its subsidiaries, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Holding Company or its subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 4 of this Agreement, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Holding Company or its subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Holding Company or its subsidiaries from pursuing any other remedies available to the Holding Company or its subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

(b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and its subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Holding Company and its subsidiaries. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Holding Company and subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. In the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Holding Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Holding Company or its subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

11.      DEATH AND DISABILITY

(a) Death. Notwithstanding any other provision of this Agreement to the contrary, in the event of Executive's death during the term of this Agreement, the Holding Company shall immediately pay his estate any salary and bonus accrued but unpaid as of the date of his death, and, for a period of six (6) months after Executive's death, the Holding Company shall continue to provide medical insurance benefits existing on the date of his death and shall pay Executive's designated beneficiary all compensation that would otherwise be payable to him pursuant to Section 3 of this Agreement. This provision shall not negate any rights Executive or his beneficiaries may have to death benefits under any employee benefit plan of the Holding Company or the Bank.

(b)      Disability

         (i) Existing Condition. As of the date of this Agreement Executive has been determined to be entitled to receive disability benefits under the terms of the long-term disability insurance policy ("Disability Policy") maintained for him by the Bank. As a result of such determination, the Holding Company's obligation to pay Executive his Base Salary has been reduced to equal the difference between Executive's Base Salary and amounts received from time to time under the long-term disability policy, to the extent that such salary payments do not result in a reduction in disability payments.

         (ii) Incremental Disability. If during the term of Executive's employment, he begins to receive additional disability benefits under the Disability Policy as a result of an incremental or additional disability ("Incremental Disability"), then the Holding Company's obligation to pay

Executive his Base Salary shall, as of the date additional benefits first become payable under such Disability Policy on account of such Incremental Disability, be further reduced to equal the difference between Executive's Base Salary and amounts received under all long-term disability policies, to the extent that such salary payments do not result in a reduction in disability payments.

         (iii) Incapacity. If as a result of an Incremental Disability Executive is determined by a physician chosen by the Holding Company or the Bank and reasonably acceptable to Executive or Executive's personal representatives not to be capable of fulfilling Executive's responsibilities as an officer of the Holding Company ("Incapacity Determination"), (i) Executive shall continue to be covered by the Bank's medical insurance and life insurance policies until the third anniversary of the Incapacity Determination, and (ii) the Holding Company's and Bank's obligation to provide Executive with other employment related fringe benefits hereunder shall cease as of the date of such Incapacity Determination ("Incapacity Determination Date"). Prior to the Incapacity Determination Date, the Holding Company shall continue to pay Executive his annual salary in usual installments and Executive shall continue to receive all other employment-related fringe benefits due Executive in accordance with this Agreement. The Holding Company's or Bank's obligation to provide Executive with the benefits described in Section 4(a) shall not be affected by an Incapacity Determination unless the terms of the separate arrangements governing such benefits so provide.

         (iv) Termination of Employment by Reason of Incapacity. At any time from and after the Incapacity Determination Date, the Board of Directors, in its discretion, may elect to terminate Executive's employment by reason of such incapacity. Any such termination as a result of incapacity shall be considered to be an Event of Termination in accordance with Section 4 of this Agreement.

12.      SOURCE OF PAYMENTS

(a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Holding Company or subject to Section 12(b).

(b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under an employment agreement in effect between Executive and the Bank, such compensation payments and benefits paid by the Bank will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Bank agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Holding Company and the Bank.

13.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company or any predecessor of the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14.      NO ATTACHMENT

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

(b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and assigns.

15.      MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.      SEVERABILITY

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall, to the full extent consistent with law, continue in full force and effect.

17.      HEADINGS FOR REFERENCE ONLY

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.      GOVERNING LAW

This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law of that state.

19.      ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Holding Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.      PAYMENT OF COSTS AND LEGAL FEES

All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company, if Executive is successful with respect to such dispute or question of interpretation pursuant to a legal judgment, arbitration or settlement.

21.      INDEMNIFICATION

(a) The Holding Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not to be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

(b) Any payments made to Executive pursuant to this Section 21 are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R.
Part 359 and any rules or regulations promulgated thereunder.

22.      SUCCESSOR TO THE HOLDING COMPANY

The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, to expressly and unconditionally assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform such obligations if no such succession or assignment had taken place.


                                   SIGNATURES


         IN WITNESS WHEREOF, Berkshire Hills Bancorp, Inc. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and Executive has signed this Agreement, on the 9th day of August, 2000.


ATTEST:                         BERKSHIRE HILLS BANCORP, INC.



/s/Rose A. Borotto                  By:  /s/James A. Cunningham, Jr.
-------------------                      --------------------------
Rose A. Borotto                          James A. Cunningham, Jr.
Corporate Secretary                      For the Entire Board of Directors



                  [SEAL]


WITNESS:                        EXECUTIVE



/s/Rose A. Borotto                  By:  /s/Robert A. Wells
-------------------                      ------------------
Rose A. Borotto                          Robert A. Wells
Corporate Secretary